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                                                                   Exhibit 10.32

                        OMNIBUS AGREEMENT AND CONSENT OF
                            DIRECTORS OF XYGENT, INC.

     This Omnibus Agreement (the "Agreement") is made as of this 19th day of April, 2002 by and among Xygent Inc. (the "Company"), BNS Co. ("BNS"), Hexagon Holdings, Inc. ("Hexagon") and Brown & Sharpe, Inc. ("Brown & Sharpe") and Hexagon AB.

     WHEREAS the parties are party to various agreements relating to the Company (although not all parties hereto are party to each agreement); and

     WHEREAS the parties have come to a certain understandings relating to several issues relating to the Company and wish for these understandings to be reflected in the various existing agreements among the various parties and in the actions of their representatives as directors of the Company.

     NOW THEREFORE, the parties agree as follows:

     1. Debt Conversion Shares to be Issued to BNS. With respect to the issuance of shares of common stock ("Common Stock") of the Company to BNS under the 2002 Common Stock Purchase Agreement between BNS and the Company (the
"2002 SPA") in connection with the repayment of $1,500,000 of intercompany debt owed by the Company to BNS, the parties agree that, notwithstanding the provisions of the 2002 SPA (or any other agreement or action by them or their representatives as directors of the Company), BNS shall be issued under the 2002 SPA such whole number (rounded) of authorized but unissued shares of Common Stock as is calculated by dividing $1,500,000 by $113.58, resulting in the issuance of 13,206 shares to BNS (the sale and issuance of such shares to BNS by Xygent and the 2002 SPA, the "New Debt Conversion Transaction").

          1.1 The 2002 SPA is hereby amended to give effect in all respects to the New Debt Conversion Transaction.

          1.2 The Consent of Hexagon and Brown & Sharpe, dated April 8, 2002, relating to 2002 SPA is hereby amended to consent in all respects to the New Debt Conversion.

          1.3 Hexagon and Brown & Sharpe hereby waive any preemptive rights that they may have under the Stockholders' Agreement (the "Stockholders' Agreement"), dated as of April 27, 2001, by and among Xygent, BNS, Brown & Sharpe and Hexagon (pursuant to that certain Instrument of Accession, dated February 20, 2002) relating to the New Debt Conversion Transaction.

     2. Shares to be Issued to Hexagon Holdings at the Additional Closing. In connection with the sale of Common Stock to Hexagon under the Stock Purchase Agreement (the "2001 SPA"), dated as of April 27, 2001, by and among BNS, Xygent and Hexagon (as assignee of Brown & Sharpe pursuant to that certain Assignment and Assumption Agreement, dated as of January 2002, between Hexagon and Brown & Sharpe), notwithstanding anything to the contrary in Section 1.02 of the 2001 SPA, the parties agree that at the next Additional

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Closing Date (as defined in the 2001 SPA), which will occur on or about April
29, 2002, the number of "Additional Shares" (as defined) of Common Stock of the Company to be purchased by Hexagon for $1,500,000 ($113.58 per share) shall be 13,206 shares, namely the same number of shares as is issued to BNS for $1,500,000 under Section 1 above (such purchase and sale at the April 29, 2002 Additional Closing, the "New Closing Amount").

          2.1 The parties agree that the 2001 SPA is hereby amended to give effect in all respects to the New Closing Amount; it being understood that the New Closing Amount shall only apply with respect to the April 29, 2002 Additional Closing.

     3. Miscellaneous. This Agreement will be effective upon the signatures of the parties set forth below and the approval of the Board of Directors of Xygent by way of the Written Consent of Directors, attached as Annex A to this Agreement. This Agreement will be governed by the internal laws of the State of Rhode Island (without giving effect to its conflicts of laws). This Agreement may be executed in counterparts. Headings are included only for the convenience of the parties.

                           [signature page to follow]

     IN WITNESS WHEREOF, the undersigned parties have caused this instrument to be executed by their respective officers thereunto duly authorized, all as of the date first set forth above.

XYGENT INC.                                 BNS Co.


By: /s/ Andrew C. Genor                     By: /s/ Andrew C. Genor
    -------------------                         -----------------------
Name: Andrew C. Genor                       Name: Andrew C. Genor
Title: President and CEO                    Title: President and CEO



HEXAGON HOLDINGS,  INC.                     BROWN & SHARPE, INC.


By: /s/ Ola Rollen                          By: /s/ Jack Beagley
    -------------------                         -----------------------
Name: Ola Rollen                            Name: Jack Beagley
Title: Chairman                             Title: President and CEO



HEXAGON AB (signing as guarantor of
Hexagon Holdings, Inc. pursuant to the
Acquisition Agreement dated November 16,
2000 between Hexagon AB and BNS Co.,
then named "Brown & Sharpe Manufacturing
Company")

By: /s/ Ola Rollen
    --------------------
Name: Ola Rollen
Title: CEO

                         [Directors' consent to follow]

                                       -3-

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                                                                         Annex A

                   Votes of Board of Directors of Xygent Inc.

     The undersigned, being all of the directors of Xygent Inc. ("Xygent"), having been elected by written consent of all of the stockholders of Xygent, do hereby adopt the following votes, representing corporate action, which shall have the same effect as votes duly adopted at a meeting of the Board of
Directors:

VOTED: That the form, terms and provisions of the Omnibus Agreement (the "Omnibus Agreement") between Xygent, BNS Co., Hexagon Holdings, Inc. and Brown & Sharpe, Inc. and Hexagon AB and the transactions contemplated thereby are hereby approved in all respects.

VOTED: That upon execution and delivery of the Omnibus Agreement by an authorized officer of this Corporation and upon receipt of consideration payable thereunder for any shares of the Common Stock of this Corporation to be sold thereunder, that the officers of this Corporation are authorized and directed to issue and deliver to such person or entity purchasing such shares a stock certificate for such shares, which shares shall be fully paid and nonassessable, validly outstanding shares, and that in addition, upon issuance of such shares as are issued out of the authorized but unissued shares of the Company, an amount equal to their aggregate par value shall be credited to capital and the remainder of the consideration paid for such shares shall be credited to surplus.

VOTED: That the proper officers are hereby authorized to execute all documents and take all action from time to time necessary or desirable to give effect to the foregoing votes.

VOTED: That this Board recognizes that the transactions contemplated by the Omnibus Agreement had been previously approved by the Board but under different terms and that these Votes shall supersede such prior votes, to the extent that these votes are inconsistent with such prior votes.

             [The remainder of the page is intentionally left blank]

                                       A-1

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     In WITNESS WHEREOF the directors have executed this consent (in counterparts) as of this 19/th/ day of April, 2002.


/s/ Andrew C. Genor
----------------------------
Andrew C. Genor


/s/ J. Robert Held
----------------------------
J. Robert Held


/s/ Howard K. Fuguet
----------------------------
Howard K. Fuguet


/s/ Ola Rollen
----------------------------
Ola Rollen


/s/ Gert Viebke
----------------------------
Gert Viebke

                                       A-2